UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Investment Agreement

On May 10, 2013, PositiveID Corporation (the “Company”) entered into an investment agreement with IBC Funds LLC (“IBC”), a Nevada limited liability company (the “Investment Agreement”). Pursuant to the terms of the Investment Agreement, IBC committed to purchase up to $5,000,000 of the Company’s common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) month period commencing on the day immediately following the effectiveness of the Registration Statement (defined below), the Company may deliver a drawdown notice to IBC which states the dollar amount that the Company intends to sell to IBC on a date specified in the drawdown notice. The maximum investment amount per notice shall be equal to two hundred percent (200%) of the average daily volume of the common stock for the ten consecutive trading days immediately prior to date of the applicable drawdown notice so long as such amount does not exceed 4.99% of the outstanding shares of the Company’s common stock. The purchase price per share to be paid by IBC shall be calculated at a twenty percent (20%) discount to the average of the three lowest prices of the Company’s common stock during the ten (10) consecutive trading days immediately prior to the receipt by IBC of the drawdown notice.

Additionally, the Investment Agreement provides for a commitment fee to IBC of 104,000 shares of the Company's common stock (the “Commitment Shares”).

In connection with the Investment Agreement, the Company also entered into a registration rights agreement with IBC (the “Registration Rights Agreement”) on May 10, 2013, pursuant to which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the shares of its common stock underlying the Investment Agreement, including the Commitment Shares, within 21 days after the closing of the transaction.

Securities Purchase Agreement

On May 10, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with IBC whereby IBC agreed to purchase 40,064, shares of common stock for $12,500.  The proceeds of the sale of the shares will be used to fund the Company’s legal expenses associated with the Investment Agreement.

The Securities Purchase Agreement requires the Company to use commercially reasonable efforts to file a registration statement on Form S-1 with the SEC covering the resale of the shares within 21 days of the date of the sale of the shares. The shares issuable under the Securities Purchase Agreement will be registered on the Registration Statement.

A copy of the Investment Agreement, the Registration Rights Agreement and the Securities Purchase Agreement are attached as Exhibits, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The description of certain terms of the Investment Agreement, the Registration Rights and the Securities Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements.

ITEM 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

The shares to be issued by the Company to IBC under the Investment Agreement and the Securities Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated by the SEC thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Investment Agreement, dated May 10, 2013, between the Company and IBC Funds LLC.
	10.2	Registration Rights Agreement, dated May 10, 2013, between the Company and IBC Funds LLC.
	10.3	Securities Purchase Agreement, dated May 10, 2013, between the Company and IBC Funds LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: May 10, 2013

/s/ William J. Caragol

William J. Caragol

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Investment Agreement, dated May 10, 2013, between the Company and IBC Funds LLC.
10.2	Registration Rights Agreement, dated May 10, 2013, between the Company and IBC Funds LLC.
10.3	Securities Purchase Agreement, dated May 10, 2013, between the Company and IBC Funds LLC.

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